Exhibit 99.1

Bradley Pharmaceuticals, Inc. was founded in 1985 as a specialty pharmaceutical company and markets to niche physician specialties in the U.S. and 38 international markets. Bradley’s success is based upon strategically expanding from an Acquire, Enhance and Grow to an In-License, Develop and Bring to Market business model: In-license phase II and phase III drugs with long-term intellectual property protection; Develop these products and submit completed clinical studies to the FDA for NDA approvals and commercialization; Bring to Market these patent-protected brands to fill unmet needs and leverage Bradley’s marketing and sales expertise to increase shareholder value. Bradley Pharmaceuticals is comprised of Doak Dermatologics, specializing in therapies for dermatology and podiatry; Kenwood Therapeutics, providing gastroenterology, OB/GYN, respiratory and other internal medicine brands; and A. Aarons, which markets authorized generic versions of Doak and Kenwood therapies.

Important announcement:
Bradley Pharmaceuticals will present at the Pointe Capital Small Cap Ideas Institutional Investor Conference, to be held at The Princeton Club of New York, 15 West 43rd Street, New York, NY, December 4, 2006, at 8:35 AM.

Bradley Pharmaceuticals will participate in a panel discussion at the RBC Capital Markets 2006 Healthcare Conference, to be held at The Westin New York at Times Square, New York, NY, December 13-14, 2006.

Bradley Pharmaceuticals will present at the Wachovia Securities Small and Mid-Cap Healthcare Conference, January 30, 2006, at 8:30 AM at the Langham Hotel in the Timberlay Room, Boston MA.

Bradley Pharmaceuticals will present at the Raymond James & Associates 28th Annual Institutional Investors Conference, to be held at the Hyatt Regency Grand Cypress in Orlando, FL, March 4-7, 2007.

For Immediate Release	Contact:	Anthony Griffo Investor Relations Bradley Pharmaceuticals, Inc. 973-882-1505, ext. 313

BRADLEY PHARMACEUTICALS ENTERS INTO
AGREEMENT WITH BIOSANTE PHARMACEUTICALS
FOR ESTRADIOL TRANSDERMAL GEL

Fairfield, NJ. – November 8, 2006 – Bradley Pharmaceuticals, Inc. (NYSE:BDY) announced today that the Company has entered into an agreement with BioSante Pharmaceuticals (AMEX:BPA) to market BioSante’s estradiol transdermal gel, Bio-E-Gel®* (estradiol), in the United States. The US Food and Drug Administration (FDA) accepted the New Drug Application for review in April of this year and set the PDUFA date for mid-December. Bradley Pharmaceuticals plans to market Bio-E-Gel® through its Kenwood Therapeutics division and plans to introduce it in 2007, pending approval by the FDA.

The licensing of Bio-E-Gel® represents another milestone in the execution of the Bradley’s strategic plan to increase shareholder value by expanding the Company’s product offerings, with particular attention to therapies with intellectual property protection. An issued patent, plus pending patents, cover Bio-E-Gel® and other gel formulations into 2017.

Bio-E-Gel® is expected to be prescribed for the treatment of moderate-to-severe hot flashes in menopausal women and is expected to be available at three dosage levels. Bradley believes this product offers the possibility of becoming an important alternative to estrogen therapies currently on the market. Market research data shows the estrogen therapy market to be approximately $1.3 billion in the US, with the transdermal segment expected to grow to more than $300 million over the next several years. Bio-E-Gel® will compete most directly with patches and other gel products in the transdermal segment of this market.

In consideration, Bradley paid BioSante and its licensor for Bio-E-Gel® an aggregate of $3.5 million. In addition, Bradley agreed to pay regulatory milestones between $10.0 million and $10.5 million, a royalty on net sales and sales-based milestones.

Bio-E-Gel® will be marketed to the OB/GYN physician community and complements other products in the Kenwood portfolio promoted to the same physician audience. There are approximately 14,000 OB/GYN physicians in the United States who account for the majority of prescriptions in the estrogen therapy market.

Bradley President and CEO, Daniel Glassman, stated, “Our Kenwood Therapeutics division has been building a presence in the OB/GYN market for several years. We are extremely pleased to be adding Bio-E-Gel® to our product portfolio. We believe, with FDA approval, Bio-E-Gel® will offer significant advantages that will be clearly recognized by both prescribing physicians and their patients.” Mr. Glassman further stated, “This product, along with the in-licensing agreement with MediGene AG for Polyphenon® E Ointment, 15%, continues our plan for in-licensing Phase II and Phase III drugs with long term-intellectual property protection, developing these products and bringing to market brands that fill unmet needs. These important actions continue to fulfill the promise that we set forward in our initiatives to increase shareholder value.”

BioSante President and CEO, Stephen M. Simes, stated, “We believe Bradley is an excellent partner to market Bio-E-Gel® in the United States. Their sales and marketing expertise and established relationships with this physician audience will be invaluable in capturing a share of the US estrogen therapy market. We look forward to a successful launch in 2007.”

*Bio-E-Gel® is the current working name of the product, but the product may be commercialized under a new trade name.

Please visit Bradley Pharmaceuticals web site at: www.bradpharm.com

Bradley Pharmaceuticals common stock is listed on the NYSE under the symbol BDY.

Safe Harbor for Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that address activities, events or developments that Bradley expects, believes or anticipates will or may occur in the future, such as sales and earnings estimates, other predictions of financial performance, timing of payments on indebtedness, launches by Bradley of new products, market acceptance of Bradley’s products, timing and repurchases of shares of common stock, and the achievement of initiatives to enhance corporate governance and long-term shareholder value. Forward-looking statements are based on Bradley’s experience and perception of current conditions, trends, expected future developments and other factors it believes are appropriate under the circumstances and are subject to numerous risks and uncertainties, many of which are beyond Bradley’s control. These risks and uncertainties include Bradley’s ability to: estimate sales; comply with the restrictive covenants under its credit facility; refinance its credit facility, if necessary; access the capital markets on attractive terms or at all; favorably resolve the pending SEC informal inquiry and file required financial statements with the SEC in a timely manner; remediate its material weaknesses in its internal controls; maintain sales of its products; successfully acquire, develop, integrate, or sell new products, including POLYPHENON® E Ointment and Bio-E-Gel® (when and if approved by the FDA) and the products incorporating the delivery systems to be developed by Polymer Science; or effectively react to other risks and uncertainties described from time to time in Bradley’s SEC filings, such as fluctuation of quarterly financial results, estimation of product returns, chargebacks, rebates and allowances, concentration of customers, reliance on third party manufacturers and suppliers, litigation or other proceedings (including the pending class action and shareholder derivative lawsuits), government regulation, stock price volatility and ability to achieve strategic initiatives to enhance long-term shareholder value. Further, Bradley cannot accurately predict the impact on its business of the approval, introduction, or expansion by competitors of generic or therapeutically equivalent or comparable versions of Bradley’s products or of any other competing products. In addition, actual results may differ materially from those projected. Bradley undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.